UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue, Delray Beach, Florida 33483
(Address of principal executive offices)

(561) 450-7679
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2018, Ethema Health Corporation, a Colorado corporation (the “Company”) closed on a private offering (the “Private Offering”) to raise USD$153,000 in capital from Power Up Lending Limited (the “Investor”). The terms of the Private Offering are set forth in a Securities Purchase Agreement between the Company and the Investor, dated March 9, 2018 (the “SPA”), and a convertible promissory note dated March 9, 2018, bearing a principal amount of USD$153,000 in total, issued by the Company to the Investor (the "Note").

Unless otherwise provided for in the Note, the Note bears a 12% interest rate and matures on December 30, 2018 (the “Maturity Date”). The Investor has conversion rights under the Note, from time to time and at any time after 180 days from the Note issuance date, to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and non-assessable shares of the Company’s common stock, subject to various other terms and conditions specified in the Note. The Company has the right to pay off the Note prior to 180 days from the start of the Note by paying the outstanding principal and interest and prepayment penalties specified in the Note.

The Note was offered and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder. The Note, and the shares of common stock issuable upon exercise of the conversion features of the Note, have not been registered under the Securities Act, or any other applicable securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act.

The proceeds raised in the Private Offering have been used to cover operational costs for the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note and the SPA, copies of which are attached hereto as exhibits and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

On March 9, 2018, Eileen Greene, the spouse of the Company’s Chief Executive Officer, advanced the company USD$150,000. The proceeds of the advance are due on demand. Other terms of the advance are undecided to date. The proceeds of the advance were used to cover operational costs for the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. In acquiring the Note, the Investor made representations to the Company that it met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The Note was offered and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

The offering of the Note was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1 10.2	Convertible Promissory Note, dated March 9, 2018 Securities Purchase Agreement, dated March 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: Chief Executive Officer